EXHIBIT 10.13
ABITIBIBOWATER
EXECUTIVE RESTRICTED STOCK UNIT PLAN
Effective as of April 1, 2011

TABLE OF CONTENTS

1.	Purpose	1

2.	Definitions	1

3.	Administration	4

4.	Election for RSU Award	4

5.	Restricted Stock Units	6

6.	Vesting	7

7.	Payment	8

8.	Designation of Beneficiary	8

9.	No Rights as Stockholder	9

10.	Transferability	9

11.	Notices and Communications	9

12.	Limitation of Rights of the Participant	9

13.	No Rights to Employment	9

14.	Payments To Incompetents	9

15.	Claims Procedures	10

16.	Construction	10

17.	Amendment or Termination	11

18.	Funding	11

19.	Governing Law	11

20.	Currency	12

21.	Headings	12

AbitibiBowater Executive Restricted Stock Unit Plan
1.	Purpose. This AbitibiBowater Executive Restricted Stock Unit Plan (the “Plan”) provides eligible employees with an avenue to further align their interests with shareholders of the Company by providing eligible employees the opportunity to convert a portion of their annual cash incentive compensation (“Incentive Award”) into restricted stock units (“RSUs”). This document sets forth the terms and conditions for the grant of restricted stock units (“RSUs”) in lieu of an Incentive Award.

The Plan is intended to comply with Code Section 409A and the Income Tax Act (Canada) (“Canadian Tax Act”) and shall be interpreted, administered and operated as necessary to comply with the requirements of Code Section 409A, the Canadian Tax Act and applicable regulations.

2.	Definitions. The following words and phrases, when used in this Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the following meanings, or the meanings as set forth elsewhere in this Plan. Wherever applicable, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.
(a)	“Account” means a bookkeeping account established for the benefit of a Participant used to record, for each RSU Award, (i) amounts elected to be converted into RSUs, (ii) the number of corresponding RSUs, (iii) the number of Premium RSUs, (iii) any earnings or losses on such amounts, and/or (iv) any other information determined by the Administrator as necessary or appropriate.

(b)	“Administrator” means the Senior Vice President, Human Resources and Public Affairs, of the Company.

(c)	“Affiliate” has the meaning ascribed to it in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

(d)	“Beneficiary” means the person or persons (including, without limitation, any trustee) last designated by a Participant in accordance with Section 8 to receive the balance of his Account in the event of the Participant’s death. If there is no effective designated Beneficiary on file or surviving Beneficiary, the Participant’s estate shall be the Participant’s Beneficiary.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Canadian Participant” means a Participant who is subject to taxation under the Canadian Tax Act.

(g)	“Cause” means (i) the Company, an Affiliate or a Subsidiary having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company, an Affiliate or a Subsidiary in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of

“Cause” contained therein), (A) the Participant’s commission of a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) Participant’s engaging in conduct that would bring or is reasonably likely to bring the Company, or any of its Affiliates or Subsidiaries into public disgrace or disrepute or that would affect the Company’s or any Affiliate’s or Subsidiary’s business in any material way, (C) the Participant’s failure to perform duties as reasonably directed by the Company (which, if reasonably curable, is not cured within 10 days after notice thereof is provided to the Participant) or (D) the Participant’s gross negligence, willful malfeasance or material act of disloyalty or other breach of fiduciary duty with respect to the Company, its Affiliates or Subsidiaries (which, if reasonably curable, is not cured within 10 days after notice thereof is provided to the Participant). Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(h)	“Code” means the US Internal Revenue Code of 1986, as amended from time to time. A reference to any provision of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulation or guidance.

(i)	“Committee” means the Human Resources and Compensation/Nominating and Governance Committee of the Board or such members of the Board as are selected by the Board from time to time to administer the Plan.

(j)	“Company” means AbitibiBowater Inc.

(k)	“Conversion Date” means, unless otherwise determined by the Committee, the date on which the Incentive Award would otherwise be paid in cash to the Participant.

(l)	“Eligible Employee” means an individual employed by the Company or any Affiliate in Salary Grade 29 or higher.

(m)	“Effective Date” means April 1, 2011, the date the Company established the Plan.

(n)	“Fair Market Value” means, on a given date, (i) if the Stock is listed on a national securities exchange, the simple arithmetic mean between the highest and lowest prices per share at which the Stock is traded as reported for the national securities exchange for the trading day immediately preceding that date, or if not so traded, the simple arithmetic mean between the closing bid-and-asked prices thereof as reported for such national securities exchange for the trading day immediately preceding that date, rounded to the nearest number within two decimal places; (ii) if the Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the simple arithmetic mean between the closing bid-and-asked prices thereof as reported for such quotation system for the applicable date of determination, rounded to the nearest number within two decimal places; or (iii) if the Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in good faith to be the fair market value of the Stock.

(o)	“Incentive Award” means the annual cash incentive award earned by and payable to a Participant under a regular, annual incentive plan or program established by the Company, but does not include any other cash incentive, non-recurring or multi-year incentive award, unless authorized by the Committee.

(p)	“Participant” means an Eligible Employee who has made an election for a RSU Award pursuant to the Plan and for whom an Account is maintained hereunder.

(q)	“Plan” means the AbitibiBowater Executive Restricted Stock Unit Plan, as provided herein and as may be amended from time to time.

(r)	“Premium RSUs” means the number of RSUs covered by an RSU Award that represents a number of RSUs determined by dividing 10% of the amount of the Incentive Award elected to be subject to the RSU Award by the Fair Market Value of a share of Stock on the Conversion Date.

(s)	“Restricted Stock Unit” or “RSU” means the right to receive payment in cash in an amount equal to the Fair Market Value of one share of Stock, determined as of the Vesting Date. Unless otherwise provided or if the context requires otherwise, the reference to RSUs includes Premium RSUs.

(t)	“RSU Award” means the grant of RSUs pursuant to a valid and timely filed written election by an Eligible Employee to convert a permitted and elected percentage of his Incentive Award into RSUs as of the Conversion Date.

(u)	“Separation from Service” means a termination of employment with the Company and other entities affiliated with the Company. For U.S. Participants, whether a Separation from Service occurs shall be determined and interpreted in accordance with Code Section 409A and applicable regulations. For purposes of interpreting Code Section 409A, whether an entity is affiliated with the Company shall be determined pursuant to the controlled group rules of Code Section 414, as modified by Code Section 409A.

(v)	“Stock” means the common stock of the Company, par value $.001.

(w)	“Subsidiary” means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

(x)	“U.S. Participant” means a Participant who is subject to taxation under the US Internal Revenue Code.

(y)	“Vesting Date” means the date on which all or a portion of the non-Premium RSUs become payable and the Premium RSUs become nonforfeitable and payable.
3.	Administration. The Committee shall administer the Plan, provided that the Committee may delegate responsibility for administration to such person or persons as it deems appropriate from time to time. The Committee shall have all the discretion and authority to take any action that it may deem necessary or desirable in connection with the administration of the Plan, including without limitation:
(a)	to establish, modify and revoke rules relating to the Plan;

(b)	to interpret and construe the terms of the Plan, any rules under the Plan and the terms and conditions of any RSU Award granted under the Plan;

(c)	to approve the form and content of any documentation relating to RSU Awards under the Plan or Plan administration; and

(d)	consistent with the express provisions of the Plan, to approve, establish and amend the terms governing an RSU Award under the Plan.
All determinations, interpretations and decisions made by the Committee under or with respect to the Plan shall be final, conclusive and binding on the Company, and Participants and any Beneficiary. No member of the Committee shall be liable for any action taken in good faith with respect to the Plan. Notwithstanding the foregoing, the Administrator shall have the authority to approve the form and content of any election or beneficiary forms for the efficient administration of the Plan.

4.	Election for RSU Award. For any given Incentive Award, the Committee has the discretion to offer the opportunity to Eligible Employees to make an election to receive a RSU Award. If the Committee offers such opportunity, an Eligible Employee may elect to receive 50% or 100% of his Incentive Award as an RSU Award if he completes and timely delivers to the Administrator (or his designee) a written election. Once made, the Eligible Employee shall become a Participant in the Plan. An election for an RSU Award shall only be given effect if the Incentive Award to which it relates is otherwise approved and paid in the calendar year following the calendar year in which the Incentive Award is earned (i.e. the performance period). To be considered timely, a Participant must deliver the written election as follows and as determined by the Administrator:
(a)	General Rule.
(i)	Canadian Participants. A Canadian Participant’s written election for an RSU Award shall be filed with the Administrator by December 15 of the calendar year preceding the Conversion Date. In this circumstance, the election shall be irrevocable as of December 16 of the calendar year preceding the Conversion Date.

(ii)	U.S. Participants. A U.S. Participant’s written election for an RSU Award shall be filed with the Administrator before the beginning of the calendar year in which the Incentive Award is earned (i.e. the performance period). In this circumstance, the election shall be irrevocable as of January 1 of the calendar year in which the Incentive Award is earned.
(b)	Performance Based Exception. To the extent the Committee determines that an Incentive Award constitutes “performance based compensation” (within the meaning of Code Section 409A and regulations issued thereunder), the Administrator may permit a U.S. Participant to file a written election with the Administrator no later than June 30 (or such earlier date) of the performance period for the Incentive Award. In no event shall a written election for performance based compensation be filed when such compensation is readily ascertainable (within the meaning of Code Section 409A and regulations issued thereunder). In this circumstance, the election shall be irrevocable as of the deadline established by the Administrator.

(c)	Newly Eligible Employees. Notwithstanding the foregoing, an individual who first becomes an Eligible Employee and intends to receive an RSU Award must complete and file an election with the Administrator.
(i)	Canadian Eligible Employees. A Canadian Eligible Employee’s written election for an RSU Award shall be filed with the Administrator by December 15 of the calendar year preceding the Conversion Date. In this circumstance, the election shall be irrevocable as of December 16 of the calendar year preceding the Conversion Date.

(ii)	U.S. Eligible Employees. A U.S. Eligible Employee’s written election for an RSU Award shall be filed with the Administrator within 30 days after such individual becomes an Eligible Employee. In this circumstance, the election shall be irrevocable as of the day after the 30 day period expires. Any RSU Award received in respect of such election shall be determined pursuant to Section 5(a), but taking into account only the Incentive Award earned for calendar months beginning after the election is filed and accepted by the Administrator, unless Section 4(b) permits the election to apply to the entire Incentive Award earned by such U.S. Eligible Employee.
(d)	Annual Elections. An Eligible Employee must make a separate election for each Incentive Award that he intends to defer as an RSU Award. A Participant’s written election shall constitute the Participant’s acceptance of the terms and conditions of the Plan and each RSU Award. If no election is made or the Committee does not offer the RSU Award election opportunity, the Participant shall receive his entire Incentive Award in cash at the time it would otherwise be paid.

(e)	Election Forms. The election materials shall provide the Participant with all materials terms of the RSU Award, including, but not limited to, the percentage of the premium offered and vesting schedule.

(f)	Termination of Employment. In the event an Eligible Employee Separates from Service after he files an election for an RSU Award and before the Conversion Date, the Eligible Employee shall not receive the RSU Award subject to such election. Instead, the Eligible Employee shall receive payment, if any, of his Incentive Award pursuant to the terms of the short-term incentive plan or program that governs such Incentive Award.
5.	Restricted Stock Units.
(a)	Determination of RSUs. For each RSU Award elected by a Participant, a number of RSUs will be credited to the Participant’s Account as of the Conversion Date. Unless otherwise decided by the Committee, the number of RSUs (including fractional RSUs) to be credited is determined by dividing (i) 110% of the amount of the Incentive Award elected by the Participant to be subject to a RSU Award by (ii) the Fair Market Value of the Stock as of the Conversion Date. The Committee reserves the discretion to modify the premium to be applied for any given RSU Award, which premium shall be communicated when the election is solicited. The Accounts shall not be used to segregate assets for payment of any amounts deferred or allocated under the Plan, and shall not constitute or be treated as a trust fund of any kind. The Administrator shall provide a Participant with a statement, in such form as he determines, containing the material terms of the RSU Award, including the number of non-Premium RSUs and Premium RSUs covered by the RSU Award.

(b)	Earnings and Adjustments.
(i)	Dividend Equivalents. With respect to dividend record dates occurring during the period in which RSUs are credited to a Participant’s Account, the Participant’s Account will be credited with additional RSUs (including a fractional RSU), the number of which will be determined by dividing: (A) the product obtained by multiplying the amount of each dividend (including extraordinary dividend if so determined by the Company) declared and paid by the Company on the Stock on a per share basis during the Vesting Period by the number of RSUs credited to a Participant’s Account on the record date for payment of any such dividend, by (B) the Fair Market Value of one share of Stock on the dividend payment date for such dividend. The additional RSUs shall be payable at the same time and in the same proportion as the RSUs covered by the RSU Award to which the dividend equivalents relate. Dividend equivalents that relate to Premium RSUs shall vest at the same time and in the same proportion as the Premium RSUs to which they relate. No additional RSUs shall be accrued with respect to an RSU Award for the benefit of a Participant for any record dates occurring prior to, or record dates occurring on or after the date, if any, on which a Participant has received payment of the RSUs and/or forfeited any Premium RSUs.

(ii)	Adjustments. In the event of (A) a corporate transaction involving the Company (including, without limitation, any dividend (other than regular cash dividends or other distribution (whether in the form of cash, shares of Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, sale of assets or subsidiaries, combination or exchange of shares, issuance of warrants or other rights to acquire Stock or other securities of the Company), (B) other similar corporate transaction or event that affects the shares of Stock, or (C) unusual or nonrecurring events affecting the Company, any Affiliate or Subsidiary, or the financial statements of the Company, any Affiliate or Subsidiary, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, then the Committee shall make an adjustment to the amount payable with respect to the RSUs that the Committee determines to be equitable to prevent undue dilution or enlargement of the intended benefits or potential benefits of the RSU Award consistent with the purposes of the Plan. The Company shall give each Participant notice of any adjustment. Any such adjustment shall be conclusive and binding for all purposes.
6.	Vesting.
(a)	For any given RSU Award, a Participant shall, at all times, have a nonforfeitable right to non-Premium RSUs, which are (i) the number of RSUs determined by dividing 100% of the amount of the Incentive Award elected by a Participant to be subject to the RSU Award by the Fair Market Value of a share of Stock on the Conversion Date and (ii) any additional RSUs credited as dividend equivalents that relate to such RSUs.

(b)	Subject to continued employment with the Company or any Affiliate and subsection (c), the Premium RSUs shall vest over a period that begins on January 1 preceding the Conversion Date and ending on December 15 of the second year following the year containing the Conversion Date (the “Vesting Period”). During the Vesting Period, one-third of the Premium RSUs (rounded to the nearest whole RSU) shall vest on each December 15.

(c)	In the event of a Participant’s death or Separation from Service for any reason other than a voluntary termination of employment or Cause (including involuntary termination without Cause or disability), the Participant shall become vested in all non-vested Premium RSUs. In the event of a Separation from Service due to Cause, the Participant shall forfeit any vested, but not paid, and non-vested Premium RSUs. In the event of a voluntary Separation from Service, the Participant shall forfeit any non-vested Premium RSUs.

7.	Payment.
(a)	Time of Payment. Non-Premium RSUs and vested Premium RSUs shall be paid in a single lump sum cash payment as follows:
(i)	Canadian Participants. Payment to Canadian Participants shall be made as soon as administratively feasible upon the earliest to occur of:
(A)	the applicable Vesting Date described in Section 6(b),

(B)	the Participant’s Separation from Service, and

(C)	the Participant’s death.
In no event shall payment of any RSUs be made later than December 31 of the second calendar year following the calendar year in which the Conversion Date occurs.

(ii)	U.S. Participants. Payment to U.S. Participants shall be made as soon as administratively feasible upon the earliest to occur of:
(A)	the applicable Vesting Date described in Section 6(b),

(B)	the first day of the seventh month following the Participant’s Separation from Service, and

(C)	the Participant’s death.
(b)	Amount of Payment. The Participant shall be entitled to receive an amount equal to the Fair Market Value of a share of Stock multiplied by the number of non-Premium RSUs and vested Premium RSUs to be settled. Fair Market Value shall be determined as of the Vesting Date described in Section 6(b) or 6(c), as applicable, except that if payment for a U.S. Participant is made pursuant to Section 7(a)(ii)(B), Fair Market Value shall be determined as of the first day of the seventh month following such U.S. Participant’s Separation from Service. Any amount paid to a Participant shall be less any required taxes.
8.	Designation of Beneficiary.
(a)	Each Participant other than a Participant residing in the Province of Québec shall designate on forms provided by the Administrator, signed by the Participant and delivered to the Administrator, the Beneficiary or Beneficiaries to receive the balance credited to the Participant’s Account in the event of his death. A Participant may, from time to time, change the designated Beneficiary or Beneficiaries, without the consent of such Beneficiary or Beneficiaries, by delivering to the Administrator a new written and signed designation of Beneficiary. The Participant’s spouse, if any, shall not be required to consent in writing to any non-spouse designation. The Participant may designate primary or contingent Beneficiaries. The written designation last delivered and signed by the Participant shall be effective and supersede all prior designations on file with the Administrator.

(b)	Each Participant residing in the Province of Québec may only designate a beneficiary by will. Upon the death of a Participant residing in the Province of Québec, the Participant’s Account shall be distributed to the liquidator, administrator or executor of his estate.
9.	No Rights as Stockholder. A Participant shall not be a shareholder of record with respect to RSUs and shall have no voting rights with respect to the RSUs.

10.	Transferability. Unless otherwise provided by the Committee in writing, the RSUs shall not be transferable by the Participant other than by will or the laws of descent and distribution.

11.	Notices and Communications. All notices, statements, reports and other communications from the Administrator to any Participant, Beneficiary or other person required or permitted under the Plan shall be deemed to have been duly given when personally delivered to, when transmitted via facsimile or other electronic media or when mailed overnight or by first-class mail, postage prepaid and addressed to, such Participant, Beneficiary or other person at his last known address on the Company’s records. All elections, designations, requests, notices, instructions and other communications from a Participant, Beneficiary or other person to the Administrator required or permitted under the Plan shall be in such form as is prescribed from time to time by the Administrator, and shall be mailed by first-class mail, transmitted via facsimile or other electronic media or delivered to such location as shall be specified by the Administrator. Such communication shall be deemed to have been given and delivered only upon actual receipt by the Administrator at such location.

12.	Limitation of Rights of the Participant. Inclusion under the Plan shall not give a Participant any right or claim to a benefit, except as specifically defined in this Plan. The establishment of the Plan shall not be construed as giving any Participant a right to be continued in service as a Participant of the Company.

13.	No Rights to Employment. Nothing contained in the Plan or any communication provided to Participants shall be construed as giving any Participant a right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge a Participant at any time for any reason whatsoever.

14.	Payments To Incompetents. In the event that any payment hereunder becomes payable to a person adjudicated to be incompetent, payment thereof to the guardian or legal representative of such person shall constitute full and complete compliance herewith and entitle the Company to discharge with respect thereto.

15.	Claims Procedures
(a)	Initial Claims. If an individual believes he is entitled to benefits, or to greater benefits than are paid under the Plan, the individual may file a claim for benefits with the Claims Administrator. The Director, Corporate Compensation, will serve as the Claims Administrator for all initial claims for benefits and will either accept or deny the claim, and will notify the claimant of acceptance or denial of the claim.

The Administrator shall notify the claimant of an adverse benefit determination within 90 days after receipt of the claim by the Claims Administrator, unless the Claims Administrator determines that special circumstances require an extension of time for processing the claim. If the Claims Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90 day period.

(b)	Right to Appeal. A claimant may appeal the denial of his claim and have the Claims Administrator reconsider the decision. The claimant or the claimant’s authorized representative has the right to request an appeal by written request to the Claims Administrator no later than 60 days after receipt of notice from the Claims Administrator denying the employee’s claim.

The claimant will be advised of the Claims Administrator’s decision on the appeal in writing, no later than 60 days after receipt of the claimant’s request for review by the Claims Administrator, unless the Claims Administrator determines that special circumstances require an extension of time for processing the claim. If the Claims Administrator determines that an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Claims Administrator expects to render the determination on review.

In no event shall a claimant or any other person be entitled to challenge a decision of the Administrator in court or in any other administrative proceeding unless and until the claim and appeal procedures described above have been complied with and exhausted. Any such action must be initiated not more than 180 days after receipt of the determination on review of the adverse claim decision.

Decisions and any notices may be furnished electronically.
16.	Construction.
(a)	The decision of the Committee on all matters concerning the interpretation and administration of this Plan shall be final. Each Participant agrees, as a condition to participation herein, to be bound by all actions and interpretations regarding this Plan by the Committee. Neither the Board, the Committee, any individual

Participant nor any persons acting on their behalf shall be subject to any liability to any Participant or other person in the construction and administration of this Plan.

(b)	Notwithstanding any other provision of this Plan, it is intended that all RSUs granted under this Plan which are considered to be deferred compensation subject to Code Section 409A shall be provided and paid in a manner, and at such time, including without limitation payment only in connection with a permissible payment event contained in Code Section 409A (e.g., separation from service from the Company and its affiliates as defined for purposes of Code Section 409A), and in such form, as complies with the applicable requirements of Code Section 409A, to avoid the unfavorable tax consequences provided therein for non-compliance. In addition, it is intended that all RSUs granted to Canadian Participants under this Plan shall be provided and paid in a manner, and at such time, and in such form, as complies with the applicable requirements of paragraph (k) of the definition of “salary deferral arrangement” in Section 248 of the Canadian Tax Act, to avoid the unfavorable tax consequences provided therein for non-compliance. Notwithstanding the foregoing, none of the Company or its affiliates or the Committee shall be liable to any person if such person is subject to any additional tax, penalty or interest as a result of failure to comply with Code Section 409A or paragraph (k) of the definition of “salary deferral arrangement” in Section 248 of the Canadian Tax Act.
17.	Amendment or Termination. The Company reserves the right at any time, and from time to time, by action of a majority of the Committee to amend, in whole or in part, any or all of the provisions of this Plan. The Company reserves the right to terminate the Plan at any time. Notwithstanding the foregoing, no such amendment or termination shall adversely affect benefits under this Plan already being paid or having become unconditionally payable pursuant to the terms hereof. Upon termination of the Plan, the Company reserves the discretion to accelerate distribution of Participants’ Accounts in accordance with regulations promulgated by the Department of the Treasury under Code Section 409A.

18.	Funding. The Company’s obligations under this Plan shall be unfunded and the Company shall not be obligated under any circumstances to fund its obligations under this Plan. Notwithstanding the foregoing, the Company may, but shall have no obligation to, authorize the creation of one or more trusts and deposit therein cash or property, or make other arrangements to meet the payment obligations under the Plan; provided that such trusts or other arrangements, if established, shall be consistent with the unfunded status of the Plan. The rights of a Participant to the payment of benefits under the Plan shall be no greater than the rights of an unsecured creditor of the Company, and nothing in the Plan shall be construed to give any Participant or any other person rights to any specific assets of the Company, any of its subsidiaries or affiliates, or any other person.

19.	Governing Law. This Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware and, subject to Section 17 above, shall be binding upon the

Company and its successors, including any successor which acquires all or substantially all of the assets of the Company.

20.	Currency. Payments made under the Plan shall be determined in the same currency in which a Participant receives his other cash compensation.

21.	Headings. Headings and subheadings in the Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.
*    *    *
          IN WITNESS WHEREOF, the following authorized officer of the Company has executed the Plan to evidence its adoption by the Company as of the date set forth below.

ABITIBIBOWATER INC.
By:	/s/ Richard Garneau
Richard Garneau
Its:	President and Chief Executive Officer
Dated: March 30, 2011